UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2023

Knife River Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	1-41642	92-1008893

1150 West Century Avenue
Bismarck, North Dakota 58503
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1400

Knife River Holding Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	KNF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry Into a Material Definitive Agreement.

Separation-Related Agreements

On May 30, 2023, Knife River Corporation (formerly known as Knife River Holding Company) (the “Company” or “Knife River”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with MDU Resources Group, Inc. (“MDU Resources”), pursuant to which MDU Resources agreed to transfer its wholly owned subsidiary KRC Materials, Inc. (formerly known as Knife River Corporation) to the Company (the “Separation”) and distribute approximately 90% of the outstanding common stock of the Company to MDU Resources’ stockholders of record as of the close of business on May 22, 2023 (the “Distribution”). The Distribution became effective at 11:59 p.m., Eastern time, on May 31, 2023 (the “Effective Time”).

As a result of the Distribution, MDU Resources’ stockholders now own approximately 90% of the outstanding shares of the Company’s common stock and Knife River is now an independent public company, with its common stock listed under the symbol “KNF” on the New York Stock Exchange.  Following the Distribution, MDU Resources retained approximately 10% of the outstanding shares of the Company’s common stock. The Company understands that MDU Resources intends to dispose of all such retained shares, which MDU Resources expects will include dispositions through one or more exchanges of such retained shares for debt, and may include dispositions through additional distributions to MDU Resources’ stockholders, exchanges for shares of MDU Resources’ common stock or one or more sales of such retained shares of the Company for cash.

In connection with the Separation and Distribution, the Company entered into several other Separation-related agreements with MDU Resources that govern the relationship of the parties following the Distribution, including a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement and a Stockholder and Registration Rights Agreement (each entered into on May 30, 2023).

Following the Distribution, the Company changed its name from “Knife River Holding Company” to “Knife River Corporation.”

A summary of the Separation and Distribution Agreement and the other Separation-related agreements can be found in the Company’s information statement, dated as of and filed with the Securities and Exchange Commission (“SEC”) on May 12, 2023 (the “Information Statement”), which is included as Exhibit 99.1 to this Form 8-K, under the section entitled “Certain Relationships and Related Party Transactions.” These summaries are incorporated by reference into this Item 1.01. The description of the agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms of those agreements, which are included as Exhibits 2.1, 4.1, 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Debt Arrangements

Credit Agreement

On May 31, 2023 (the “Closing Date”), the Company entered into a new credit agreement (the “Credit Agreement”), as borrower, together with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other financial institutions from time to time party thereto.

The Company’s obligations under the Credit Agreement are guaranteed by the Company’s existing and subsequently acquired wholly owned domestic subsidiaries, subject to a number of exceptions.

The Credit Agreement provides for (a) a senior secured first lien revolving credit facility in an initial aggregate principal amount of up to $350.0 million (the “Revolving Credit Facility”) and (b) a senior secured first lien term loan facility in an initial aggregate principal amount of up to $275.0 million (the “Term Loan Facility,” and together with the Revolving Credit Facility the “Senior Secured Credit Facilities”).  Letters of credit are available under the Credit Agreement in an aggregate amount of up to $75.0 million.

On the Closing Date, the Company borrowed the full Term Loan Facility and $190.0 million under the Revolving Credit Facility.

On the Closing Date, the Company used the proceeds of borrowings under the Term Loan Facility, together with the proceeds of the Company’s previously disclosed offering of Notes (as defined below), and the proceeds from borrowings under the Revolving Credit Facility permitted to be funded on the Closing Date, to fund Knife River Corporation’s repayment of intercompany obligations owing to certain subsidiaries of MDU Resources, for general corporate purposes, to pay fees, costs and expenses associated with the Distribution and related transactions (the “Transaction Costs”) and to fund certain upfront fees.

The proceeds of the Revolving Credit Facility borrowed after the Closing Date are expected to be used by the Company and its restricted subsidiaries for working capital and other general corporate purposes, including the financing of restricted payments, permitted acquisitions and other permitted investments, and for any other purpose not prohibited by the Credit Agreement.

The Senior Secured Credit Facilities will mature on May 31, 2028.  The Term Loan Facility requires quarterly amortization payments of 2.50% per annum for the first two years, 5.00% per annum for the next two years and 7.50% per annum for the final year, in each case of the original principal amount thereof.  The Credit Agreement also requires mandatory prepayments in connection with certain asset sales, subject to certain exceptions.

Borrowings under the Senior Secured Credit Facilities bear interest, at the Company’s option, at an annual rate equal to (a) adjusted term SOFR, defined in a customary manner (“Term SOFR”) plus an applicable rate or (b) the base rate (determined by reference to the highest of (x) the prime rate, (y) the greater of (i) the federal funds effective rate and (ii) the overnight bank funding rate, in each case, plus ½ of 1.00% and (z) the one-month adjusted Term SOFR rate plus 1.00% per annum, subject to customary floors (clauses (x) through (z), the “Base Rate”)) plus an applicable rate.

The applicable rate under the Credit Agreement ranges from 1.75% to 2.50% for Term SOFR loans and 0.75% to 1.50% for Base Rate loans, in each case based on the Company’s consolidated total net leverage ratio.  Undrawn commitment fees under the Revolving Credit Facility range from 0.25% to 0.50% based on the Company’s consolidated total net leverage ratio.

The Credit Agreement provides for incremental revolving and term facilities at the Company’s request and at the discretion of the lenders or other persons providing such incremental facilities, and also permits the Company to incur other secured or unsecured debt, in all cases subject to conditions and limitations on the amount of such incremental facility or other debt as specified in the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants for agreements of this type, including:  delivery of financial and other information; compliance with laws, including environmental law; maintenance of property, existence, insurance, books and records and public ratings; use of proceeds; inspection rights; obligation to provide collateral for newly acquired property and guarantees by certain new subsidiaries; and limitations with respect to indebtedness, liens, acquisitions and other investments, fundamental changes, restrictive agreements, dividends and redemptions or repurchases of stock, prepayments of certain subordinated indebtedness, dispositions of assets and transactions with affiliates, in each case subject to certain exceptions.

The Credit Agreement contains financial covenants requiring the Company to maintain a maximum consolidated total net leverage ratio of 4.75:1.00 and a minimum interest coverage ratio of 2.25:1.00, in each case measured as of the last day of each fiscal quarter, with measurement to commence on the last day of the first full fiscal quarter after the Closing Date.  The consolidated total net leverage ratio may be increased at the Company’s option to 5.00:1.00 in connection with certain qualifying material acquisitions.

The Credit Agreement provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or default under certain other indebtedness in excess of a threshold amount, certain events of bankruptcy and insolvency, inability to pay debts, the occurrence of one or more unstayed or undischarged judgments in excess of a threshold amount, attachments issued against all or any material part of the Company’s and its subsidiaries’ property, certain events under ERISA, a change of control (as defined in the Credit Agreement), the invalidity of any loan document and the failure of the collateral documents to create a valid and perfected lien (subject to certain permitted liens).  Upon the occurrence and during the continuance of an event of default, the maturity of the loans under the Credit Agreement may accelerate and the agent and lenders under the Credit Agreement may exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees of the Company’s obligations under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Supplemental Indenture

On May 31, 2023 the Company, certain subsidiary guarantors party thereto and U.S. Bank Trust Company, as trustee (the “Trustee”) entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of April 25, 2023 (the “Indenture”), by and among the Company, the subsidiary guarantors from time to time party thereto and the Trustee.  Pursuant to the terms of the Supplemental Indenture, the subsidiaries of the Company party thereto became guarantors of the Company’s 7.750% Senior Notes due 2031 (the “Notes”), as required by the Indenture. The Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 2.03.      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 under the heading “Debt Arrangements” is hereby incorporated by reference into this Item 2.03.

Item 3.03.      Modification to Rights of Security Holders.

The disclosure set forth below under Item 5.05 is hereby incorporated by reference into this Item 3.03.

Item 5.01.      Changes in Control of Registrant.

The disclosure set forth above under Item 1.01 under the heading “Separation-Related Agreements” is hereby incorporated by reference into this Item 5.01.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

Effective immediately prior to the Effective Time, the board of directors of the Company (the “Board”) expanded its size from five directors to six directors. Each of Karen B. Fagg, German Carmona Alvarez, Thomas Everist and William Sandbrook was elected as a director of the Company as of immediately prior to the Effective Time. Effective immediately prior to the Effective Time, David L. Goodin, Karl A. Liepitz and Jason L. Vollmer, who had been serving as members of the Board, ceased to be directors of the Company. Brian R. Gray and Patricia L. Moss, both of whom had been serving as members of the Board, will remain on the Board.

Biographical and compensation information for each of the directors appointed to the board can be found in the Company’s Information Statement under the sections entitled “Directors” and “Director Compensation,” which are hereby incorporated by reference into this Item 5.02.

As of the effective time of their election to the Board:

•	Each of Patricia L. Moss, German Carmona Alvarez and William Sandbrook were appointed to serve as members of the Audit Committee, and Patricia L. Moss was appointed chair of the Audit Committee;

•
Each of Karen B. Fagg, William Sandbrook, and Thomas Everist were appointed to serve as members of the Nominating and Governance Committee, and Thomas Everist was appointed chair of the Nominating and Governance Committee;

•
Each of Patricia L. Moss, Thomas Everist, and German Carmona Alvarez were appointed to serve as members of the Compensation Committee, and German Carmona Alvarez was appointed chair of the Compensation Committee; and

•	Karen B. Fagg was appointed chair of the Board.

Resignation and Appointment of Officers

In connection with the Separation and Distribution, as of the Effective Time, the following individuals became executive officers of the company as set forth in the table below:

Karl A. Liepitz	Vice President, Chief Legal Officer and Secretary

Trevor J. Hastings	Vice President and Chief Operating Officer

Nancy K. Christenson	Vice President of Administration

Glenn R. Pladsen	Vice President of Support Services

John F. Quade	Vice President of Business Development

Marney L. Kadrmas	Chief Accounting Officer

Executive officers Brian R. Gray and Nathan W. Ring, previously appointed as the President and Chief Executive Officer and Vice President and Chief Financial Officer of the Company, respectively, are continuing in these positions following the Distribution.

Biographical information for each of the Company’s executive officers can be found in the Company’s Information Statement under the section entitled “Management.” Compensation information for the Company’s named executive officers can be found in the Company’s Information Statement under the section entitled “Executive Compensation.” These sections are hereby incorporated by reference into this Item 5.02.

Adoption of Compensation Plans

In connection with the Separation and the Distribution, the Company adopted the following compensation plans effective as of May 31, 2023, except as otherwise indicated. The named executive officers of the Company are or may become eligible to participate in these compensation plans.

•	Knife River Corporation Long Term Performance-Based Incentive Plan;
•	Knife River Corporation Executive Incentive Compensation Plan, including Rules and Regulations;
•	Knife River Corporation Deferred Compensation Plan—Plan Document and Adoption Agreement, effective May 22, 2023;
•	Knife River Corporation Supplemental Income Security Plan, effective May 22, 2023; and
•	Knife River Corporation Nonqualified Defined Contribution Plan, effective May 22, 2023.

Nonemployee directors are or may become eligible to participate in these programs:

•	Knife River Corporation Long Term Performance-Based Incentive Plan;
•	Knife River Corporation Director Compensation Policy; and
•	Knife River Corporation Deferred Compensation Plan for Directors.

Summaries of certain material features of the Knife River Corporation Long Term Performance-Based Incentive Plan can be found in the Company’s Information Statement under the sections entitled “Executive Compensation” and “Knife Holding Company Long Term Performance-Based Incentive Plan.” This summary is incorporated by reference herein. The full text of each of these plans, which are attached hereto as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, is hereby incorporated by reference into this Item 5.02.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Bylaws (the “Amended and Restated Bylaws”), in each case, effective as of June 1, 2023. A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Company’s Information Statement under the section entitled “Description of Knife River Holding Company’s Capital Stock,” which is hereby incorporated by reference into this Item 5.03.

The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are hereby incorporated by reference into this Item 5.03.

Item 5.05.      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Distribution, the Board adopted certain Corporate Governance Guidelines and a Code of Conduct (Leading with Integrity Policy and Guide), in each case, effective as of immediately prior to the Effective Time. A copy of the Company’s Corporate Governance Guidelines and Leading with Integrity Policy and Guide are available on the Company’s website at www.kniferiver.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 7.01.      Regulation FD Disclosure.

On June 1, 2023, the Company issued a press release announcing the completion of the Separation and Distribution and the start of the Company’s operations as an independent company, as well as the start of regular way trading on the New York Stock Exchange. A copy of the press release is attached hereto as Exhibit 99.2.

Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01.      Other Events.

On May 31, 2023, the proceeds from the offering of the Notes were released from escrow in accordance with that certain Escrow Agreement, dated April 25, 2023, among the Company and U.S. Bank National Association, as escrow agent.  Also on May 31, 2023, the Company contributed such escrow proceeds to KRC Materials, Inc. and otherwise used them to pay the Company’s and its subsidiaries’ fees, costs and expenses related to the Separation, the Distribution and related transactions.  Also on May 31, 2023, KRC Materials, Inc. used such proceeds, along with net proceeds from the Closing Date borrowings under the Senior Secured Credit Facilities, as described above, to repay intercompany obligations owing to certain subsidiaries of MDU Resources, and in particular, to repay notes payable to Centennial Energy Holdings, Inc. (“Centennial”), for the Company’s prior usage of Centennial’s central cash management and financing program, which program is funded by Centennial’s commercial paper and revolving credit facility borrowings. From and after the separation, the Company will no longer rely on Centennial’s central cash management and financing program and will instead rely on its own credit.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.†
3.1	Amended and Restated Certificate of Incorporation of Knife River Corporation.
3.2	Amended and Restated Bylaws of Knife River Corporation.
4.1	Stockholder and Registration Rights Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.†
4.2	Supplemental Indenture, dated as of May 31, 2023, by and among the parties that are signatories thereto as Guarantors, Knife River Corporation and U.S. Bank Trust Company, National Association.
10.1	Transition Services Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.†
10.2	Tax Matters Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.
10.3	Employee Matters Agreement, dated as of May 30, 2023, by and between Knife River Corporation and MDU Resources Group, Inc.
10.4	Credit Agreement, dated as of May 31, 2023, by and among Knife River Corporation, JPMorgan Chase Bank, N.A. and Lenders and L/C Issuers party thereto.†
10.5	Knife River Corporation Long Term Performance-Based Incentive Plan.
10.6	Knife River Corporation Executive Incentive Compensation Plan, including Rules and Regulations.
10.7	Knife River Corporation Deferred Compensation Plan—Plan Document and Adoption Agreement.
10.8	Knife River Corporation Supplemental Income Security Plan.†
10.9	Knife River Corporation Nonqualified Defined Contribution Plan.†
10.10	Knife River Corporation Director Compensation Policy.
10.11	Knife River Corporation Deferred Compensation Plan for Directors.
99.1
Information Statement of Knife River Corporation, dated May 12, 2023 (incorporated herein by reference to Exhibit 99.1 to Knife River Corporation’s Current Report on Form 8-K, filed with the SEC on May 12, 2023).

99.2	Press Release of Knife River Corporation, dated June 1, 2023.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†    Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2023	KNIFE RIVER CORPORATION

	By:	/s/ Brian R. Gray
	Name:	Brian R. Gray
	Title:	President and Chief Executive Officer